June 18, 2013

FINANCING AGREEMENT

This Financing Agreement between Stevia Agritech Corp., a Nevada corporation (the “Company”) and Hartford Equity Inc. (“Hartford”), sets forth the proposed terms for an investment in the Company (this “Agreement”).

1.
The Company desires to raise up to $2,050,000 through the sale of shares of its common stock at $0.50 per share and warrants to purchase one (1) share of common stock of the Company with an exercise price of $0.75 per share and a term of 18 months (the “Financing”).  These securities will not be registered and will be subject to Rule 144 under the Securities Act of 1933, as amended.

2.
Hartford or its associates will purchase $200,000 of shares of common stock of the Company under the Financing promptly after execution of this Agreement.  Additionally, Hartford agrees to either (i) invest an additional $1,850,000 in the Financing, or (ii) assist the Company in securing a portion of such Financing from alternate sources within the time period specified by the Company to meet its funding obligations.  For the avoidance of doubt, in the event that Hartford is unable to secure financing from alternate sources, Hartford will fund the missing amount itself.

3.	In the event Hartford assists the Company in securing the Financing from other sources, Hartford will not be entitled to any finder’s fee or other compensation for such service.

4.	The Company and Hartford acknowledge and agree that there are no intended third party beneficiaries of this Agreement.

5.
This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada, and each party separately and unconditionally subjects itself to the jurisdiction of any court of competent authority in the State of Nevada. This Agreement may be executed in counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.

STEVIA AGRITECH CORP.

By:
Name:
Title:

The foregoing terms of this Agreement are hereby accepted.

HARTFORD EQUITY INC.

By:
Name:
Title:

SAC 442351574v3